SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 13, 2001


                            VALENCE TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)

     Delaware                        0-20028                    77-0214673
  (State or Other           (Commission File Number)           (IRS Employer
  Jurisdiction of                                             Identification
  Incorporation)                                                  Number)

                                301 Conestoga Way
                               Henderson, NV 89015
               (Address of Principal Executive Offices) (Zip Code)

                                 (702) 558-1000
              (Registrant's telephone number, including area code)


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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

        On February 13, 2001, the Company acquired from West Coast Venture Capital, Inc. certain assets consisting of cash and investment equivalent instruments valued at approximately $30 million in a tax free exchange of approximately 3.5 million newly issued shares of common stock of the Company. The number of shares issued was determined by dividing the total value of the assets acquired in the transaction by the average closing price of the Company's common stock on the Nasdaq National Market over the five day trading period ending on December 22, 2000, the day on which the Board of Directors of the Company approved the transaction, less 6%. The issued shares were exempt from registration under the Securities Act of 1933, as amended, contain restrictive legends and are subject to a two-year stock lock-up agreement. Copies of the press releases published by the Company in connection with the transaction are attached as Exhibits 99.1 and 99.2. Exhibits 99.1 and 99.2 are incorporated herein by reference.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 28, 2001                           VALENCE TECHNOLOGY, INC


                                            By:    /S/ JAY L. KING
                                                --------------------------------
                                                   Jay L. King
                                                   Vice President and
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBITS

99.1    Press Release dated January 18, 2001, published by the Company.
99.2    Press Release dated February 14, 2001, published by the Company.


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